SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

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                       ENVIRODYNE INDUSTRIES, INC.
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             (Name of Registrant as Specified in Its Charter)

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April 17, 1997

                     MALCOLM GLAZER'S HISTORICAL RECORD


THE EVENTS LISTED IN THIS CHRONOLOGY REFLECT INFORMATION REPORTED IN VARIOUS PUBLIC DOCUMENTS AND PUBLICATIONS, AS CITED BELOW. ENVIRODYNE INDUSTRIES, INC. HAS NOT INDEPENDENTLY VERIFIED THESE REPORTED FACTS.

EARLY 1991:         Malcolm I. Glazer ("Glazer") purchases $30 million of
                    a financially strapped restaurateur's bonds which would later become Houlihan's Restaurant Group, Inc.(1)

JUNE 1992:          After Houlihan's restructuring, Glazer retains control
                    of the organization.(2)

JULY 1992:          Glazer files with the SEC to increase his current
                    Zapata Corp. holdings from 38.8 percent to 41
                    percent.(3)

APRIL 1993:         Zapata and Glazer, its largest shareholder, dispute
                    over Zapata's move to raise $111 million from Norex
                    America, Inc.(4)

MAY 1993:           Norex provides $111 million equity and financing
                    to support Zapata's planned acquisition of Energy
                    Industries. The equity acquired by Norex consisted of 15 million common shares and 17.5 million convertible preferred shares of Zapata for which it paid $28.7 million.(5)

                    The Norex transaction is completed after a Delaware judge ends a Glazer suit, finding there were no grounds for Glazer's contention that the transaction was structured to prevent his takeover of Zapata's board.(5)

JULY 1993:          Purportedly, to avoid a proxy battle, Zapata gives
                    Glazer two board seats.(6) Along with Malcolm Glazer and his son Avram, Norex chairman Kristian Siem is elected to Zapata's board.(7)

NOVEMBER 1993:      With the Norex financing, Zapata purchases Energy
                    Industries, Inc. for $90.9 million, and names Peter
                    Holt, President and CEO of Energy Industries, to its board.(8)

JULY 1994:          Malcolm Glazer named chairman of Zapata's board of
                    directors.(9)

AUGUST 1994:        Glazer elected president and CEO of Zapata. Kristian
                    Siem named COO.(10)  Malcolm I. Glazer Trust acquires
                    24.6 percent of Envirodyne Industries, Inc. common stock for $21.9 million in several transactions, the last of which settled November 1994.(30)

NOVEMBER 1994:      Jack Trotter and Daniel Whitty resign from the Zapata
                    board.(11)

DECEMBER 1994:      Vacant Zapata board seats are filled by attorney Luther
                    W. Miller and banker Myrl S. Gelb, both Glazer associates. Soon after, Glazer requests Siem's resignation as Zapata's COO.(1)

JANUARY 16, 1995:   Glazer purchases the Tampa Bay Buccaneers for an
                    estimated $192 million, reportedly the highest price ever paid for a professional sports franchise at the time.(12)

FEBRUARY 1995:      Lazard Freres decides not to purchase Glazer's 31
                    percent holdings in Envirodyne Industries, Inc. Glazer then offers to sell his Envirodyne holdings to Zapata for $18.8 million.(1)

MARCH 1995:         The Wall Street Journal reports that Glazer's son
                    Avram A. Glazer, age 34, has been named President and CEO of Zapata Corp.(13)

MAY 5, 1995:        Luther Miller and Myrl Gelb, Zapata directors, raise
                    questions about Zapata's purchase of Glazer's
                    Envirodyne shares.(1)

MAY 30, 1995:       Both Miller and Gelb resign from Zapata board of
                    directors. They are replaced by W. George Loar and Robert Leffler Jr., both associates of Glazer.(1)

JUNE 16, 1995:      Zapata agrees to the purchase of Glazer's Envirodyne
                    holdings. According to an article in the October 7, 1996 issue of Business Week, the proceeds from the Envirodyne sale partly pay off loans Glazer used to buy the Tampa Bay Buccaneers.(1)

AUGUST 1995:        Zapata pays $18.8 million to a Glazer controlled trust
                    for 31 percent of Envirodyne outstanding common stock.(14)

OCTOBER 1995:       Glazer-controlled Houlihan's agrees to pay $10 million
                    for the right to advertise its name in Tampa
                    Stadium.(15) The money will be paid to a partnership run by Glazer and his sons.(16)

NOVEMBER 1995:      Peter Holt resigns from the Zapata board, citing as the
                    reason Zapata's plan to sell natural gas interests to fund food purchases. As reported in a November 23, 1995
                    New York Times article, Holt "accused Zapata officials of planning to change the company's direction without adequately informing the board and after 'misleading' shareholders about investments."(17) In light of Zapata's plans to purchase Houlihan's and Specialty
                    Equipment Companies Inc. (of which Glazer owns a 45 percent stake), Holt felt that "it thus seems apparent that it is Mr. Glazer's ownership of the target and consequent enrichment from its acquisition that distinguish a particular acquisition candidate, not industry segment."(18)

MAY 1996:           Zapata agrees to purchase Houlihan's for $80
                    million.(19) Glazer stands to receive $58.6 million in cash and stock.(1) Merger agreement signed as of June 4, 1996.(20)

JULY 1996:          Zapata increases its holdings of Envirodyne to
                    approximately 40 percent of shares outstanding.(21)

SEPTEMBER 24, 1996: A Delaware court blocks Zapata from acquiring
                    Houlihan's Restaurant Group, Inc., which is 73 percent controlled by Glazer. The court ruled that the proposed merger required approval of 80 percent of Zapata's outstanding shares. Business Week reported, "Two other shareholder suits -- since combined -- allege that Glazer is using Zapata to buy out his other interests to help finance his purchase of the Bucs."(1)

OCTOBER 1996:       Zapata's proposed Houlihan's purchase is canceled, due
                    to the September court ruling.(22)

DECEMBER 31, 1996:  Zapata announces its intent to buy back up to half of its outstanding shares for $4.50 a share. Glazer intends to tender up to a third of his Zapata holdings to the company for the $4.50 per share offer price.(23)

JANUARY 22, 1997:   Hawley Opportunity Fund sues to block Zapata's buy back
                    offer, claiming the $4.50 offer price is too low.(24)

FEBRUARY 17, 1997:  Zapata announces that Michael Heisley offered to purchase Zapata for $5.50 a share. The expiration of the proposed Zapata buy back is extended. Hearings on the Hawley Opportunity Fund suit are postponed.(25)

FEBRUARY 24, 1997:  Zapata reports that it will hire an investment banking firm to advise on Heisley's offer. Zapata announces the termination of its stock buy back offer.(26)

MARCH 26, 1997:     Zapata rejects Heisley's $5.50 purchase offer, saying
                    it plans to change its strategy of restructuring itself as a food services company by diversifying its businesses into a multi-industry strategy. Zapata's board authorizes the repurchase of 5 million of its shares on the open market. Glazer, not intending to sell any of his shares, stands to increase his current stake in Zapata from 35.2 percent to 42.3 percent.
                    Zapata plans to enter into an agreement with Glazer to require that he not undertake any action to take Zapata private. Avram Glazer stated that Zapata still plans to add two or more independent directors to Zapata's board during 1997.(27)

MARCH 31, 1997:     Zapata announces its intent to seek control of
                    Envirodyne at its May 16 annual meeting.(28)
                    Zapata intends to nominate Glazer, his sons Avram, Bryan and Edward, and Robert Leffler, Jr. for election to Envirodyne's board of directors.(29)


ENVIRODYNE INDUSTRIES, INC. ("ENVIRODYNE" OR THE "COMPANY") AND CERTAIN OTHER PERSONS NAMED BELOW MAY BE DEEMED TO BE "PARTICIPANTS" IN THE SOLICITATION OF PROXIES IN CONNECTION WITH ENVIRODYNE'S 1997 ANNUAL MEETING OF STOCKHOLDERS. THE PARTICIPANTS IN THIS SOLICITATION MAY INCLUDE THE FOLLOWING DIRECTORS OF ENVIRODYNE, ROBERT N. DANGREMOND, F. EDWARD GUSTAFSON, MICHAEL E. HEISLEY, GREGORY R. PAGE, AND MARK D. SENKPIEL, AND GORDON S. DONOVAN AND STEPHEN M. SCHUSTER, EXECUTIVE OFFICERS OF ENVIRODYNE (COLLECTIVELY, THE "ENVIRODYNE PARTICIPANTS"). AS OF THE DATE OF THIS PRESS RELEASE, THE FOLLOWING ENVIRODYNE PARTICIPANTS OWNED THE NUMBER OF SHARES OF COMMON STOCK OF ENVIRODYNE FOLLOWING THEIR NAMES: ROBERT N. DANGREMOND, 11,663; GORDON S. DONOVAN, 42,739; F. EDWARD GUSTAFSON, 1,264,419; MICHAEL E. HEISLEY,
167,101; GREGORY R. PAGE, 11,052; STEPHEN M. SCHUSTER, 89,275; MARK D. SENKPIEL, 16,591. FOR A FURTHER DESCRIPTION OF THE INTERESTS OF THE
FOREGOING PERSONS, PLEASE SEE ENVIRODYNE'S PRELIMINARY PROXY STATEMENT
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 1997. MALCOLM
I. GLAZER AND AVRAM A. GLAZER, WHO HAVE STATED THEIR INTENT TO WAGE AN ELECTION CONTEST, ARE ALSO DIRECTORS OF ENVIRODYNE BUT ARE NOT EXPECTED TO SOLICIT PROXIES ON BEHALF OF THE COMPANY.




                                WORKS CITED

1. Business Week; Gail DeGeorge; October 7, 1996; The Corporation; Deals; Number 3496; Pg. 116
2. Nation's Restaurant News; Peter O. Keegan; January 4, 1993; Vol. 27; No. 1; Pg. 7; ISSN: 0028-0518
3.  Bloomberg Business News; Mary Schlangenstein; July 29, 1992; 10:53
4.  Bloomberg Business News; Reed V. Landberg; April 30, 1993; 18:04
5.  Bloomberg Business News; Reed V. Landberg; May 17, 1993; 17:20
6. Bloomberg Business News; Mary Schlangenstein and Mark Simenhoff; July 2, 1993; 12:48
7.  Southwest Newswire; Zapata Press Release; July 2, 1993; 10:41
8.  Southwest Newswire; Zapata Press Release; November 9, 1993; 13:35
9.  The Houston Post; Michael Da; July 12, 1994; Business; Pg. 1
10. Reuters Financial Service; August 18, 1994
11. Reuters Financial Service; November 9, 1994
12. Los Angeles Times; Associated Press; January 17, 1995; Sports; Part C; Pg. 4; Column 1
13. The Wall Street Journal; John R. Dorfman; March 7, 1995; B4
14. Securities and Exchange Commission; Zapata Corp.; Form 10-K; File Number 1-4219; FYE Sept. 30, 1996
15. The Tampa Tribune; Tim Collie; November 23, 1995; Nation/World; Pg. 1
16. St. Petersburg Times; Jeff Testerman; December 1, 1995; Tampa Bay and State; Pg. 1B
17. The New York Times; Bloomberg Business News; November 23, 1995; Section D; Page 4; Column 5
18. Bloomberg Business News; Lynne Marek; November 22, 1995; 19:49
19. Bloomberg Business News; Shannon Stevens; May 2, 1996; 16:25
20. Securities and Exchange Commission; Zapata Corp.; Schedule 13D, Amendment No. 16; June 4, 1996
21. The Washington Service; August 7, 1996, 6:06
22. PRNewswire; Zapata Press Release; October 8, 1996; 17:54
23. Bloomberg Business News; Daniel Fisher; December 31, 1996; 17:1
24. Hawley Opportunity Fund Complaint; January 22, 1997; 11:47; Civil Action No.: 15474
25. Bloomberg Business News; Kathleen Sullivan; February 17, 1997; 15:19
26. Stern & Company; Zapata Corp. Press Release; February 24, 1997; 15:22
27. Bloomberg Business News; Jeanie Stokes; March 26, 1997; 12:10
28. Bloomberg Business News;  Miles Weiss; March 31, 1997; 21:37
29. Securities and Exchange Commission; Envirodyne Industries, Inc.;
    Schedule 13D, Amendment No. 3; March 27, 1997
30. Securities and Exchange Commission; Envirodyne Industries, Inc.;
    Schedule 13D; August 14, 1994; Schedule 13D; Amendment No. 1;
    August 21, 1994; Schedule 13D; Amendment No. 2; October 19, 1994;
    Schedule 13D; Amendment No. 3; November 21, 1994.